Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	May 31, 2002
Payment Date	Jun 17, 2002

Calculation of Interest Expense

Index (LIBOR)	1.840000%
Accrual end date, accrual beginning date and days in Interest Period	Jun 17, 2002	May 15, 2002	33
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	97,443,482	20,221,296	26,282,960	19,110,347	8,436,163	15,976,045
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	2.010000%	2.160000%	2.260000%	2.490000%	2.840000%
Interest/Yield Payable on the Principal Balance	179,540	40,038	54,450	43,619	21,962
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	179,540	40,038	54,450	43,619	21,962
Interest/Yield Paid	179,540	40,038	54,450	43,619	21,962

Summary

Beginning Security Balance	97,443,482	20,221,296	26,282,960	19,110,347	8,436,163	15,976,045
Beginning Adjusted Balance	97,443,482	20,221,296	26,282,960	19,110,347	8,436,163
Principal Paid	4,642,025	963,317	1,252,087	910,392	401,888	800,192
Ending Security Balance	92,801,456	19,257,979	25,030,873	18,199,954	8,034,275	15,214,909
Ending Adjusted Balance	92,801,456	19,257,979	25,030,873	18,199,954	8,034,275
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	92,840,513	19,257,979	25,030,873	18,199,954	8,034,275
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					5,410,459
Ending OC Amount as Holdback Amount						10,118,186
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2261204	$0.7664275	$0.8019077	$0.8835197	$0.5954058
Principal Paid per $1000	$5.8463796	$18.4402117	$18.4401560	$18.4401959	$10.8954080